Exhibit 1.01

ENGILITY HOLDINGS, INC.

CONFLICT MINERALS REPORT

For the reporting period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (this “Report”) of Engility Holdings, Inc. (herein referred to as the “Company,” “we,” “us,” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period from January 1, 2014 to December 31, 2014. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “3TG Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries. The purpose of this Report is to describe the measures the Company has taken to exercise due diligence on the source and chain of custody of any 3TG Minerals in our products.

1.	Company Overview

The Company, through its predecessors, has provided mission critical services to the U.S. government for over six decades. We serve among other federal agencies, the U.S. Department of Defense, U.S. Department of Justice, U.S. Agency for International Development, U.S. Department of State, Federal Aviation Administration (FAA), Department of Homeland Security (DHS), and allied foreign governments. With our recent acquisition of TASC, Inc. on February 26, 2015, we further diversified our portfolio to add leading positions with U.S. national security and public safety agencies, including the National Geospatial-Intelligence Agency, National Security Agency, Defense Intelligence Agency, and other intelligence community agencies. We also added space-related agencies such as the National Reconnaissance Organization, National Aeronautical and Space Administration, and U.S. Air Force. The acquisition of TASC, Inc. also enhanced our market position with the DHS, Defense Threat Reduction Agency, FAA, and Missile Defense Agency.

2.	Description of the Company’s Products Covered by this Report

We support our customers with a wide range of specialized technological and mission expertise. Our portfolio of offerings reflects a continuum or “lifecycle” of capabilities that aligns with how and what our customers buy in terms of services. Our offerings include: specialized technical consulting; program and business support services; engineering and technology lifecycle support; information technology modernization and sustainment; supply chain services and logistics management; and training and education.

Although the vast majority of our revenues are derived from our service offerings, a certain portion of our operations involve manufacturing or contracting to manufacture certain communications-related systems and components, modular office products and land-based and amphibious vehicle modifications (the “Covered Products”), for which 3TG Minerals are contained in various component circuit boards or related computer equipment, or in the modular office components.

3.	Supply Chain Overview

In order to manage our assessment of the suppliers for the Covered Products, we defined the scope of our conflict minerals due diligence by identifying and reaching out to our current suppliers that provided components with respect to the Covered Products that we determined were likely to contain 3TG Minerals. In this process, we relied upon our suppliers to provide information on the origin of the 3TG Minerals contained in components and materials supplied to us, including sources of 3TG Minerals that are supplied to them from sub-tier suppliers. We adopted the standard conflict minerals reporting templates established by the Conflict-Free Sourcing Initiative (CFSI), and delivered our conflict minerals due diligence communication survey to these suppliers.

4.	Reasonable Country of Origin Inquiry (RCOI) Description

To implement the RCOI, our direct suppliers, or Tier 1 suppliers, were engaged to collect information regarding the presence and sourcing of 3TG Minerals used in the products they supplied to the Company. Information was collected based on a template developed by the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (“EICC-GeSI Template”), and then logged in a database we created for this purpose.

We engaged our suppliers in this process through the following steps:

•	An email was sent to our Tier 1 suppliers describing the compliance requirements and requesting 3TG Minerals information, using the EICC-GeSI Template questionnaire;

•	Reminder emails were sent to each non-responsive supplier requesting survey completion; and

•	Suppliers were offered follow-up assistance in the event it was required. This assistance included, but was not limited to, further information about our conflict minerals compliance program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

We evaluated supplier responses for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG Minerals, as well as the origin of those materials.

We identified a total of 44 suppliers as in-scope for our conflict minerals compliance program, which we contacted as part of the RCOI and due diligence processes. The survey response rate among these suppliers was approximately 57%. Of these responding suppliers, 56% responded “yes” as to having one or more of the 3TG Minerals as necessary to the functionality or production of the products they supply to the Company.

5.	Due Diligence Process

5.1	Overview

Our due diligence processes and efforts have been developed in conjunction with the 2nd edition of The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten. We designed our due diligence process, management and measures to conform in all material respects with the framework OECD Guidance. The subsections below describe our due diligence progress based on the OECD Guidance.

5.2.	Identify potential Covered Products

Our due diligence process began by circulating questionnaires to each of our business unit heads, asking them to identify any potential products manufactured within their business units, and certify that the information that they provided was true and correct. These questionnaires provided an overview of the key disclosure requirements under the Rule, and instructed the business unit heads to err on the side of inclusiveness in identifying any potential products within their respective business units.

5.3	Establish strong company management systems

In order to increase transparency in our supply chain as well as clearly communicate to suppliers and the public our expectations regarding the supply chain of minerals originating from the Covered Countries, in 2014 we revised our supplier terms and conditions to include a requirement that suppliers will source and track the chain of custody of all 3TG Minerals contained in any products or materials provided by the supplier to us in accordance with the OECD Guidance or other agreed upon internationally recognized due diligence standard. In addition, our revised supplier terms and conditions require the supplier to represent that all products and materials provided by the supplier after the date of the revised agreement are “conflict free” (as defined in the Dodd-Frank Act).

5.4	Structure internal management to support supply chain due diligence

We established a management system for complying with the Rule and to support our supply chain due diligence process. Our management system includes the development of a Conflict Minerals Working Group led by our Vice President and Deputy General Counsel and a team of subject matter experts from relevant functions such as procurement and group operations. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy.

5.5	Strengthen company engagement with suppliers

As previously described, we revised our supplier terms and conditions to include a requirement that suppliers will source and track the chain of custody of all 3TG Minerals contained in any products or materials provided by the supplier to us in accordance with the OECD Guidance or other agreed upon internationally recognized due diligence standard.

5.6	Establish a company-level grievance mechanism

We have multiple longstanding grievance mechanisms whereby whistleblowers, employees and suppliers can report violations of the Company’s policies.

5.7	Identify the Smelters or Refiners (SORs) in the supply chain

As described in Section 4 above, we engaged our Tier 1 suppliers to collect information regarding the presence and sourcing of 3TG Minerals used in the products they supplied to us. Information was collected and stored in a database which, and we utilized the EICC-GeSI Template for data collection. In this process, SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the CFSI Conflict-Free Smelter Program.

The table below provides a list of the SORs identified in our supply chain, as represented by our suppliers, and the applicable SOR country of origin.

SOR / Facility	Country of Origin
Gold
Advanced Chemical Company	UNITED STATES

Aida Chemical Industries Co. Ltd.	JAPAN

Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION

Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL

Argor-Heraeus SA	SWITZERLAND

Asahi Pretec Corporation	JAPAN

Asaka Riken Co Ltd	JAPAN

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Aurubis AG	GERMANY

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Bauer Walser AG	GERMANY

Boliden AB	SWEDEN

C. Hafner GmbH + Co. KG	GERMANY

Caridad	MEXICO

CCR Refinery – Glencore Canada Corporation	CANADA

Cendres + Métaux SA	SWITZERLAND

Chimet S.p.A.	ITALY

China National Gold Group Corporation	CHINA

Chugai Mining	JAPAN

Colt Refining	UNITED STATES

Daejin Indus Co. Ltd	KOREA, REPUBLIC OF

Daye Non-Ferrous Metals Mining Ltd.	CHINA

Do Sung Corporation	KOREA, REPUBLIC OF

Doduco	GERMANY

Dowa	JAPAN

Eco-System Recycling Co., Ltd.	JAPAN

Fidelity Printers and Refiners Ltd.	ZIMBABWE

FSE Novosibirsk Refinery	RUSSIAN FEDERATION

Gansu Seemine Material Hi-Tech Co Ltd	CHINA

Guangdong Jinding Gold Limited	CHINA

Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Heimerle + Meule GmbH	GERMANY

Heraeus Ltd. Hong Kong	HONG KONG

Heraeus Precious Metals GmbH & Co. KG	GERMANY

Hunan Chenzhou Mining Group Co., Ltd.	CHINA

Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF

Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Ishifuku Metal Industry Co., Ltd.	JAPAN

Istanbul Gold Refinery	TURKEY

Japan Mint	JAPAN

Jiangxi Copper Company Limited	CHINA

Johnson Matthey Inc	UNITED STATES

Johnson Matthey Ltd	CANADA

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

JSC Uralelectromed	RUSSIAN FEDERATION

JX Nippon Mining & Metals Co., Ltd.	JAPAN

Kazzinc Ltd	KAZAKHSTAN

Kennecott Utah Copper LLC	UNITED STATES

KGHM Polska Miedź Spółka Akcyjna	POLAND

Kojima Chemicals Co., Ltd	JAPAN

Korea Metal Co. Ltd	KOREA, REPUBLIC OF

Kyrgyzaltyn JSC	KYRGYZSTAN

L’ azurde Company For Jewelry	SAUDI ARABIA

Lingbao Gold Company Limited	CHINA

Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA

LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA

Materion	UNITED STATES

Matsuda Sangyo Co., Ltd.	JAPAN

Metalor Technologies (Hong Kong) Ltd	HONG KONG

Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE

Metalor Technologies SA	SWITZERLAND

Metalor USA Refining Corporation	UNITED STATES

Met-Mex Peñoles, S.A.	MEXICO

Mitsubishi Materials Corporation	JAPAN

Mitsui Mining and Smelting Co., Ltd.	JAPAN

MMTC-PAMP India Pvt. Ltd	INDIA

Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Nadir Metal Rafineri San. Ve Tic. AŞ	TURKEY

Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Nihon Material Co. LTD	JAPAN

Ohio Precious Metals, LLC	UNITED STATES

Ohura Precious Metal Industry Co., Ltd	JAPAN

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

OJSC Kolyma Refinery	RUSSIAN FEDERATION

PAMP SA	SWITZERLAND

Penglai Penggang Gold Industry Co Ltd	CHINA

Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

PT Aneka Tambang (Persero) Tbk	INDONESIA

PX Précinox SA	SWITZERLAND

Rand Refinery (Pty) Ltd	SOUTH AFRICA

Republic Metals Corporation	UNITED STATES

Royal Canadian Mint	CANADA

Sabin Metal Corp.	UNITED STATES

Samduck Precious Metals	KOREA, REPUBLIC OF

SAMWON METALS Corp.	KOREA, REPUBLIC OF

Schone Edelmetaal	NETHERLANDS

SEMPSA Joyería Platería SA	SPAIN

Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA

Sichuan Tianze Precious Metals Co., Ltd	CHINA

Singway Technology Co., Ltd.	TAIWAN

So Accurate Group, Inc.	UNITED STATES

SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Solar Applied Materials Technology Corp.	TAIWAN

Sumitomo Metal Mining Co., Ltd.	JAPAN

Tanaka Kikinzoku Kogyo K.K.	JAPAN

The Great Wall Gold and Silver Refinery of China	CHINA

The Refinery of Shandong Gold Mining Co. Ltd	CHINA

Tokuriki Honten Co., Ltd	JAPAN

Tongling nonferrous Metals Group Co.,Ltd	CHINA

Torecom	KOREA, REPUBLIC OF

Umicore Brasil Ltda	BRAZIL

Umicore Precious Metals Thailand	THAILAND

Umicore SA Business Unit Precious Metals Refining	BELGIUM

United Precious Metal Refining, Inc.	UNITED STATES

Valcambi SA	SWITZERLAND

Western Australian Mint trading as The Perth Mint	AUSTRALIA

YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN

Yokohama Metal Co Ltd	JAPAN

Yunnan Copper Industry Co Ltd	CHINA

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Zijin Mining Group Co. Ltd	CHINA

Tantalum

Changsha South Tantalum Niobium Co., Ltd.	CHINA

Conghua Tantalum and Niobium Smeltry	CHINA

D Block Metals, LLC	UNITED STATES

Duoluoshan	CHINA

Exotech Inc.	UNITED STATES

F&X Electro-Materials Ltd.	CHINA

FIR Metals & Resource., Ltd.	CHINA

Global Advanced Metals Aizu	JAPAN

Global Advanced Metals Boyertown	UNITED STATES

Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA

H.C. Starck Co., Ltd.	THAILAND

H.C. Starck GmbH Goslar	GERMANY

H.C. Starck GmbH Laufenburg	GERMANY

H.C. Starck Hermsdorf GmbH	GERMANY

H.C. Starck Inc.	UNITED STATES

H.C. Starck Ltd.	JAPAN

H.C. Starck Smelting GmbH & Co.KG	GERMANY

Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Hi-Temp	UNITED STATES

Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA

JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Jiujiang Tanbre Co., Ltd.	CHINA

Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA

KEMET Blue Metals	MEXICO

KEMET Blue Powder	UNITED STATES

King-Tan Tantalum Industry Ltd	CHINA

LSM Brasil S.A.	BRAZIL

Metallurgical Products India (Pvt.) Ltd.	INDIA

Mineração Taboca S.A.	BRAZIL

Mitsui Mining & Smelting	JAPAN

Molycorp Silmet A.S.	ESTONIA

Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Phoenix Metal Ltd	RWANDA

Plansee SE Liezen	AUSTRIA

Plansee SE Reutte	AUSTRIA

QuantumClean	UNITED STATES

RFH Tantalum Smeltry Co., Ltd	CHINA

Shanghai Jiangxi Metals Co. Ltd	CHINA

Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Taki Chemicals	JAPAN

Telex	UNITED STATES

Ulba	KAZAKHSTAN

XinXing HaoRong Electronic Material CO.,LTD	CHINA

Yichun Jin Yang Rare Metal Co., Ltd	CHINA

Zhuzhou Cement Carbide	CHINA

Tin

Alpha	UNITED STATES

China Rare Metal Materials Company	CHINA

China Tin Group Co., Ltd.	CHINA

CNMC (Guangxi) PGMA Co. Ltd.	CHINA

Cooper Santa	BRAZIL

CV Gita Pesona	INDONESIA

CV JusTindo	INDONESIA

CV Makmur Jaya	INDONESIA

CV Nurjanah	INDONESIA

CV Serumpun Sebalai	INDONESIA

CV United Smelting	INDONESIA

CV Venus Inti Perkasa	INDONESIA

Dowa	JAPAN

EM Vinto	BOLIVIA

Estanho de Rondônia S.A.	BRAZIL

Fenix Metals	POLAND

Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA

Gejiu Zi-Li	CHINA

Huichang Jinshunda Tin Co. Ltd	CHINA

Jiangxi Nanshan	CHINA

Gejiu Kai Meng Industry and Trade LLC	CHINA

Linwu Xianggui Smelter Co	CHINA

Magnu’s Minerais Metais e Ligas LTDA	BRAZIL

Malaysia Smelting Corporation (MSC)	MALAYSIA

Melt Metais e Ligas S/A	BRAZIL

Metallo Chimique	BELGIUM

Mineração Taboca S.A.	BRAZIL

Minsur	PERU

Mitsubishi Materials Corporation	JAPAN

Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION

O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

O.M. Manufacturing Philippines, Inc.	PHILIPPINES

OMSA	BOLIVIA

PT Alam Lestari Kencana	INDONESIA

PT Artha Cipta Langgeng	INDONESIA

PT ATD Makmur Mandiri Jaya	INDONESIA

PT Babel Inti Perkasa	INDONESIA

PT Babel Surya Alam Lestari	INDONESIA

PT Bangka Kudai Tin	INDONESIA

PT Bangka Putra Karya	INDONESIA

PT Bangka Timah Utama Sejahtera	INDONESIA

PT Bangka Tin Industry	INDONESIA

PT Belitung Industri Sejahtera	INDONESIA

PT BilliTin Makmur Lestari	INDONESIA

PT Bukit Timah	INDONESIA

PT Donna Kembara Jaya	INDONESIA

PT DS Jaya Abadi	INDONESIA

PT Eunindo Usaha Mandiri	INDONESIA

PT Fang Di MulTindo	INDONESIA

PT HANJAYA PERKASA METALS	INDONESIA

PT HP Metals Indonesia	INDONESIA

PT Inti Stania Prima	INDONESIA

PT Karimun Mining	INDONESIA

PT Koba Tin	INDONESIA

PT Mitra Stania Prima	INDONESIA

PT Panca Mega Persada	INDONESIA

PT Pelat Timah Nusantara Tbk	INDONESIA

PT Prima Timah Utama	INDONESIA

PT Rajwa International	INDONESIA

PT REFINED BANGKA TIN	INDONESIA

PT Sariwiguna Binasentosa	INDONESIA

PT Seirama Tin investment	INDONESIA

PT Singkep Times Utama	INDONESIA

PT Stanindo Inti Perkasa	INDONESIA

PT Sumber Jaya Indah	INDONESIA

PT Supra Sukses Trinusa	INDONESIA

PT Tambang Timah	INDONESIA

PT Timah (Persero), Tbk	INDONESIA

PT Tinindo Inter Nusa	INDONESIA

PT Tirus Putra Mandiri	INDONESIA

PT Tommy Utama	INDONESIA

PT Wahana Perkit Jaya	INDONESIA

PT Yinchendo Mining Industry	INDONESIA

Rui Da Hung	TAIWAN

Soft Metais, Ltda.	BRAZIL

Thaisarco	THAILAND

White Solder Metalurgia e Mineração Ltda.	BRAZIL

Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA

Yunnan Tin Company, Ltd.	CHINA

Tungsten

A.L.M.T. Corp.	JAPAN

Asia Tungsten Products Vietnam Ltd.	VIETNAM

Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Dayu Weiliang Tungsten Co., Ltd.	CHINA

Fujian Jinxin Tungsten Co., Ltd.	CHINA

Ganxian Shirui New Material Co., Ltd.	CHINA

Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Global Tungsten & Powders Corp.	UNITED STATES

Guangdong Xianglu Tungsten Co., Ltd.	CHINA

H.C. Starck GmbH	GERMANY

H.C. Starck Smelting GmbH & Co.KG	GERMANY

Hunan Chenzhou Mining Group Co., Ltd.	CHINA

Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Japan New Metals Co., Ltd.	JAPAN

Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Jiangxi Richsea New Materials Co., Ltd.	CHINA

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Kennametal Fallon	UNITED STATES

Kennametal Huntsville	UNITED STATES

Malipo Haiyu Tungsten Co., Ltd.	CHINA

Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM

Sanher Tungsten Vietnam Co., Ltd.	VIETNAM

Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM

Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM

Wolfram Bergbau und Hütten AG	AUSTRIA

Wolfram Company CJSC	RUSSIAN FEDERATION

Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Xiamen Tungsten Co., Ltd.	CHINA

Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

5.8	Identify and assess risks in the supply chain

When a risk is identified in the supply chain, we will engage with our direct supplier and develop a timeframe in which the risk can be mitigated, which may include taking appropriate steps to transition procurement to a different supplier.

5.9	Design and implement a strategy to identified risks

Any findings that are not in-line with our revised supplier terms and conditions will be reported to the designated senior manager immediately. The objective of our risk management plan is to evaluate and respond to identified risks in order to prevent or mitigate adverse impacts. In implementing our strategy to respond to identified risks, we will consider our ability to influence those suppliers who can most effectively prevent or mitigate the identified risk.

5.10	Report on supply chain due diligence

This Report and accompanying Form SD are publicly filed with the U.S. Securities and Exchange Commission and available on our website at www.engilitycorp.com.

6.	Product Determination

After exercising due diligence on the source and chain of custody of the 3TG Minerals in the Covered Products as described above, the Company does not have sufficient information from its suppliers or other sources to reasonably conclude whether or not all of the 3TG Minerals in its Covered Products are from recycled or scrap sources or whether or not such 3TG Minerals directly or indirectly financed or benefited armed groups in the Covered Countries. For the 2014 reporting period, we are not required to obtain an independent private sector audit of this Conflict Minerals Report.

7.	Steps to Improve Due Diligence

We expect to take the following steps, among others, in 2015 to improve our due diligence measures and to further mitigate the risk that 3TG Minerals contained in the Covered Products may benefit armed groups in the Democratic Republic of the Congo or an adjoining country: (i) continuing to engage with our suppliers to obtain current, accurate and complete information about the supply chain; and (ii) encourage suppliers to implement responsible sourcing and to have them encourage SORs to obtain a “conflict-free” designation from an independent, third-party auditor.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this Report, other than statements of historical fact, are forward-looking statements. You can identify these statements from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The principal forward-looking statements in this report include our expected improvements to our RCOI process and 3TG Minerals due diligence process. We believe that our expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not only limited to, risks associated with: (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) changes in the Rule and other political and regulatory developments relating to the sourcing of 3TG Minerals, whether in the Covered Countries, the United States or elsewhere, and (3) those factors set forth in our description of risk factors in Item 1A to our Form 10-K for the fiscal year ended December 31, 2014, which should be read in conjunction with the forward-looking statements in this Report. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this Report. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risks described in this Report, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Report.